R2 TECHNOLOGY AND ICAD ANNOUNCE SETTLEMENT OF
                            PATENT INFRINGEMENT SUITS

         SUNNYVALE, CALIF. AND NASHUA, N.H., SEPT. 8, 2003 - R2 Technology, Inc. and iCAD, Inc., (Nasdaq: ICAD) announced today the settlement of patent infringement lawsuits filed by each party against the other. As a result of the settlement, R2 will dismiss with prejudice Civil Action No. 02-472-GMS, R2 Technology, Inc. and Shih-Ping Wang v. Intelligent Systems Software, Inc., ISSI Acquisition Corporation and iCAD, Inc., filed in the United States District Court for the District of Delaware. iCAD will dismiss with prejudice Civil Action No. C-03-280-B, iCAD, Inc. and Scanis, Inc. v. R2 Technology, Inc., filed in the United States District Court for the District of New Hampshire.
         Under the terms of the settlement, iCAD is granted a non-exclusive license to the patents named in the suit filed by R2. In connection with settlement of the suit, iCAD agreed to pay R2 an aggregate of $1.25 million, with $250,000 deferred and payable on a quarterly basis through December, 2005. In addition, iCAD will issue to R2 shares of iCAD Common Stock valued at $750,000. iCAD also agreed to certain continuing royalties, which are based on the category and configuration of products sold by iCAD. Further, iCAD has granted R2 a partial credit against future purchase of iCAD digitizers worth up to $2.5 million over five years to encourage R2 to purchase film digitizers manufactured by iCAD. This partial credit is meant to provide a significant purchasing advantage to R2, while maintaining a reasonable profit margin and creating additional economies of scale for iCAD.
         "We are pleased that our intellectual property has been validated in the settlement of the patent suit against iCAD," said Michael Klein, president and CEO, R2 Technology. "As we have said from the beginning, R2 welcomes competition in the area of computer aided detection. However, we have a significant investment in breakthrough technology designed to help detect cancer earlier. As a result, R2 will vigorously protect its intellectual property and fully enforce its patent rights against any form of infringement."
         W. Scott Parr, iCAD's President and CEO, expressed similar satisfaction, "This settlement provides benefits for both iCAD and R2, while eliminating the enormous costs and distractions of continuing litigation both parties would otherwise face. We are particularly pleased at the opportunity to convert an adversarial relationship into one in which a mutual and continuing business relationship may be formed." ABOUT R2 TECHNOLOGY, INC.
For more information about R2 Technology, visit www.r2tech.com.

ABOUT ICAD, INC.
For more information about iCAD, Inc., visit www.icadmed.com.
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Certain statements  contained in this News Release constitute  "forward-looking"
statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from such forward-looking statements. Such risks include, but are not
limited  to,   uncertainties   associated  with  litigation   and/or  government
regulation, changes in Medicare reimbursement policies, competitive factors, and other risks that are detailed in the Company's periodic filings with the
Securities  and  Exchange  Commission.   The  words  "believe",   "demonstrate",
"intend", "expect", "estimate", "anticipate", "likely" and similar expressions identify forward-looking statements. Readers are cautioned to avoid placing undue reliance on such forward-looking statements, which speak only as of the date the statements were made.


       R2 MEDIA CONTACT: Chris K. Joseph, 408.481.5668, cjoseph@r2tech.com
                                                        ------------------

  ICAD MEDIA CONTACT: R.J. Falkner & Company, Inc., Investor Relations Counsel,
               (800) 377-9893 or via email at info@rjfalkner.com